Exhibit 5.1

TroyGould pc 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Tel (310) 553-4441 | Fax (310) 201-4746 www.troygould.com

David L. Ficksman • (310) 789-1290 • dficksman@troygould.com	File No.

May 29, 2026

NextTrip, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Re:	Registration Statement on Form S-3 NextTrip, Inc.

Ladies and Gentlemen:

As legal counsel to NextTrip, Inc., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3, file number 333-296201, including the prospectus constituting a part thereof (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration for resale under the Registration Statement of an aggregate of 537,894 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of (i) 368,421 shares of Common Stock issuable upon conversion of the Series B Preferred Shares (the “Conversion Shares”) issued pursuant to a Securities Purchase Agreement dated as of May 6, 2026 (the “Purchase Agreement”) between the Company and the purchaser named therein (the “Purchaser”), (ii) 40,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock as an issuance fee (the “Issuance Fee Shares”) pursuant to the Purchase Agreement, (iii) 100,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a warrant that was issued pursuant to the Purchase Agreement; and (iv) 29,473 shares of Common Stock issuable upon exercise of a warrant (the “Placement Agent Warrant Shares”) issued to Craft Capital Management LLC (the “Placement Agent”) pursuant to a placement agent agreement between the Placement Agent and the Company. The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A. The Amended and Restated Certificate of Incorporation of the Company, as amended;

B. The Amended and Restated Bylaws of the Company, as amended;

C. The Warrants;

D. Resolutions of the Board of Directors of the Company approving, among other things, the issuance of the Registered Shares;

E. The Registration Statement; and

NextTrip, Inc.

May 29, 2026

F. Such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through F above, it is our opinion that the Registered Shares have been duly authorized, and the Conversion Shares and the Issuance Fee Shares, when issued by the Company upon conversion of the Series B Preferred Shares, and the Warrant Shares and Placement Agent Warrant Shares, when issued by the Company upon exercise of the respective warrants, all in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Nevada, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ TroyGould PC

TroyGould PC